EXHIBIT 15
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Board of Directors
Atmos Energy Corporation


We are aware of the incorporation by reference in the Registra-tion Statements (Form S-3 No. 33-37869, Form S-3 No. 33-70212, Form S-3 No. 33-58220, Form S-3 No. 33-56915, Form S-3 No. 333-
03339, Form S-3/A No. 333-32475, Form S-3 No. 333-50477, Form S-4
No. 333-13429, Form S-8 No. 33-57687, Form S-8 No. 33-68852, Form
S-8 No. 33-57695, Form S-8 No. 333-32343, and Form S-8 No. 333-
46337) of Atmos Energy Corporation of our report dated April 27, 1998, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are in-cluded in its Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                        ERNST & YOUNG LLP


Dallas, Texas
May 14, 1998